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Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-188212

       Prospectus Supplement
(to Prospectus dated June 27, 2013)

3,300,000 Shares

Datalink Corporation

Common Stock

       We are offering 3,300,000 shares of our common stock. Our common stock is listed on the NASDAQ Global Market under the symbol "DTLK." On August 8, 2013, the last reported sale price of our common stock was $11.44 per share.

       Investing in our common stock involves a high degree of risk. Please see the section entitled "Risk Factors" starting on page S-12 of this prospectus supplement to read about risks you should consider carefully before buying shares of our common stock.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$11.00	$36,300,000
Underwriting discount	$0.66	$2,178,000
Proceeds, before expenses, to us	$10.34	$34,122,000

       We have granted the underwriters a 30-day option to purchase up to an additional 495,000 shares of our common stock at the public offering price, less the underwriting discount, to cover any over-allotments.

       The underwriters are offering the common stock as set forth under "Underwriting."

       The underwriters expect to deliver the shares on or about August 14, 2013.

Sole Book-Running Manager

Canaccord Genuity

Co-Managers

Craig-Hallum Capital Group	Needham & Company

The date of this prospectus supplement is August 8, 2013

       You should rely only on the information contained or incorporated by reference in the prospectus, this prospectus supplement, and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. Dealers are not authorized to give any information other than contained in the prospectus, this prospectus supplement, and any free writing prospectus prepared by us or on our behalf. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in the prospectus, this prospectus supplement and any free writing prospectus is current as of the date such information is presented, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

       The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This prospectus supplement, the accompanying prospectus, and the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus contain forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words "aim," "believe," "expect," "anticipate," "intend," "estimate" and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:

•
the level of continuing demand for data center solutions and services, which are impacted by the effects of economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us;

•
the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure;

•
the extent to which customers deploy disk-based backup and recovery solutions;

•
the realization of the expected trends identified for advanced network infrastructures;

•
reliance by manufacturers on their data service partners to integrate their specialized products;

•
continued preferred status with certain principal suppliers;

•
competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits;

•
fixed employment costs that may impact profitability if we suffer revenue shortfalls;

•
our ability to hire and retain key technical and sales personnel;

•
continued productivity of our sales personnel;

•
our dependence on key suppliers;

•
our ability to adapt to rapid technological change;

•
risks associated with integrating completed and possible future acquisitions;

•
fluctuations in our quarterly operating results;

•
success of our managed services offerings, including first call support services;

•
success of our enterprise resource planning system;

•
the ability to execute our acquisition strategy;

•
future changes in applicable accounting rules; and

S-i

•
volatility in our stock price.

       Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.

       The forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus relate only to circumstances as of the date on which the statements are made. These statements reflect our current views with respect to future events and are based on assumptions subject to risks and uncertainties. We do not intend to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements are quantified by, and should be considered in conjunction with, such cautionary statements.

S-ii

 ABOUT THIS PROSPECTUS SUPPLEMENT

       This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined.

       Unless the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to "we," "us," "our," "our company," "Datalink" and similar references refer to Datalink Corporation, and the term "common stock" means our common stock, par value $0.001 per share. Our fiscal year ends December 31.

       This prospectus supplement and the risks described under the caption "Risk Factors" discussed in Item 1A of our most recent Annual Report on Form 10-K incorporated by reference in this prospectus supplement include a discussion of risk factors and other special considerations applicable to this particular offering of securities. This prospectus supplement, and the information incorporated herein by reference, may also add, update or change information in the accompanying prospectus. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading "Where You Can Find More Information."

       We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

S-iii

SUMMARY

       This summary highlights information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus and information incorporated therein.

Our Business

       We provide independent, comprehensive solutions and services that make data centers more efficient, manageable and responsive to changing business needs. Focused on mid and large-size companies, we consult, assess, design, deploy, implement, support and manage critical data center infrastructures such as servers, storage, networks, and cloud. Our solutions ensure that our customer's Information Technology ("IT") strategies align with business needs and maximize efficiency. Each solution is built using a customized platform of hardware and software from multiple technology vendors. We leverage hardware and software from industry leading original equipment manufacturers ("OEMs") as part of our data center offerings and provide ongoing support for all of the solutions and services we offer.

       With more than 25 years of experience providing data center solutions, we offer extensive product knowledge and consultative and technical expertise throughout the entire IT lifecycle. Our portfolio of solutions and services spans five practices:

  •
  Virtualization and consolidation.  Our virtualization and consolidation solutions and services allow data center infrastructures to be flexible, shared, and manageable. Our virtualization portfolio supports near-term needs (for example, virtualizing server and storage environments) and enables organizations to develop and execute long-term strategies for data center efficiency (for example, "private and hybrid cloud" computing and data center build-outs). Our virtualization infrastructure assessments provide end-to-end views of existing resources, including servers (both physical and virtual), applications and storage. Our consolidation solutions and services enable organizations to share server and storage resources, thereby reducing the number of systems to be managed and maintained.

  •
  Data storage and protection.  Our enhanced data protection services and solutions help customers safeguard their information as well as meet internal and external requirements for accessing, protecting, and retaining these assets. Our solutions include network-attached, direct-attached, and private cloud-based storage, local and remote backup, disaster recovery, archive, and compliance. We align each solution with customer service level agreements and business needs in mind. Our backup audits and assessments provide customers with backup operation performance metrics and recommendations for improvement. We also offer managed backup services whereby customers engage us to assume day-to-day management of their backup operations. In addition, we offer data capacity planning services that help organizations plan for data growth and maximize utilization of all storage systems.

  •
  Advanced network infrastructures.  We assess, design, and deploy robust network infrastructures. We help companies consolidate, converge, and optimize their networks. Our solutions vary in scope from entire networks to enhanced router, switch, WLAN, security/VPN, and WAN optimization technologies. Our network architectural review services include an assessment of a customer's current network design, recommendations for improvement, and a roadmap for migrating to a consolidated and converged network. We also provide contracts administration services as part of our SMARTnet service.

  •
  Business continuity.  By integrating our best-practice methods and business continuity expertise into an individualized process, we turn business continuity and disaster recovery into an overall change process. We believe this collaborative strategy helps organizations view their investments in enterprise technology not as individual servers or applications, but as a cohesive pool of computing resources able to rapidly adjust to new demands and reduce the risk of disruption.

  •
  Cloud enablement.  Our on-demand services help clients explore use cases for the cloud and virtual data centers. We leverage our state of the art cloud demonstration environment to show clients how the cloud can be used for their business and to provide a test, experimentation and proof of concept cloud environment. We help clients develop and implement cloud solutions that address business requirements, leverage current infrastructure, and mitigate risk. Once implemented, we also provide real-time monitoring, alerting and technical support for cloud and virtual data centers through our managed and support services.

       We offer a full suite of practice-specific consulting, analysis, design, implementation, management, and support services. We deliver these services through our experienced team of approximately 261 engineering professionals and support services members that are based throughout the United States.

       We have a robust physical laboratory that customers can visit in Minneapolis. This lab enables customers to participate in physical demonstrations of a wide variety of technologies, including: site-to-site replication, data recovery, WAN optimization, de-duplication, and virtual data center architectures. Alternatively, customers can participate in a virtual demonstration from the convenience of their own office.

       In addition to demonstrations, we leverage this lab to test, validate, and compare technologies from the leading manufacturers and software developers, perform configuration services, troubleshoot support issues, and train our professional and support services teams.

Our Industry

       Mid and large-size enterprises, which typically employ more than 500 employees, are increasingly focused on transforming their data centers in order to increase agility, enhance service levels, and reduce costs. IT departments are facing a daunting challenge of managing rapidly expanding amounts of data while responding to demands for increased availability of this data for day-to-day business needs and for meeting regulatory requirements. Organizations are concurrently seeking greater operational efficiency and lower costs. As a result, we expect customers will continue to look for alternatives to simplify management of storage, network, and server infrastructures and increase productivity of existing IT teams. Transformational technologies and approaches, like virtualization and private and hybrid cloud computing, help achieve each of these objectives. Virtualization and private cloud computing enable organizations to more quickly adapt to changing business requirements, improve service levels via simplified management, and reduce costs through higher utilization rates.

       Gartner Inc., an industry analyst group ("Gartner"), also estimates that by 2014 IT organizations in 30% of Global 1000 companies will aggregate, integrate, and customize two or more cloud services for internal and external users, up from 5% today. We anticipate the virtualization of servers, storage, and networks will primarily occur in stages, with a focus on building a foundation to support future private cloud strategies. We expect this will result in continued demand for shared storage, as well as backup and disaster recovery infrastructures tuned to virtualized server environments. We also expect that the increased bandwidth requirements of virtualized and consolidated server environments will drive demand for top-of-rack converged networks.

       We believe that capital investment priorities of the customers in our industry will include:

  •
  Virtualization and consolidation.  Virtualization will play a key role in data center transformation strategies. Virtualization and private cloud computing enable organizations to reduce costs, increase agility, and improve management and utilization. Our customers need a comprehensive virtualization strategy encompassing server, storage, and network environments. Without this unified data center approach, companies cannot realize the full benefits of virtualization. We expect organizations will continue to seek the professional services of a provider, like us, to assess their environment, conduct a gap analysis, and develop virtual data center migration paths that will enable them to protect and leverage each investment as they migrate to a private-cloud computing infrastructure. The market for data center systems is large and growing. Gartner forecasts that IT spending on data center systems including servers, storage, and enterprise network equipment will grow from $130 billion in 2013 to $155 billion in 2017, a compound annual growth rate of 4.5%. We expect that most of our customers will continue to deploy virtual data center infrastructures in a phased-in or total build-out approach. We also expect that organizations will continue to seek the services of a provider that has unified data center expertise (server, storage, networks) and provides a full life cycle of services from consulting and design to deployment and ongoing support.

  •
  Enhanced data protection capabilities.  Increased need for high throughput performance, greater frequency of backups, quick restoration of data, and stringent data availability requirements are key drivers in data center decision making. We expect these requirements will continue to drive the continued migration to disk-based protection solutions. Many of our customers have deployed disk-based backup and recovery solutions. With the convergence of key technologies, such as data de-duplication, WAN optimization, and advanced heterogeneous replication and snapshot software, we expect the benefits customers receive from disk-based backup will increase, resulting in greater demand.

  •
  Advanced network infrastructures.  We expect that two trends will continue to drive the continued evolution of data center networking. The advancement of data center virtualization increases the need to update networking infrastructure to support increased bandwidth with networking infrastructure and management that is more integrated with server virtualization and private cloud initiatives. In addition, those seeking simplified management, cost reductions, and increased flexibility will consolidate disparate networks (e.g. storage and data management) and migrate to unified fabrics.

  •
  Acceptance and growing need for data center services.  We expect IT organizations to increasingly outsource data center infrastructure-related services, including consulting, implementation, management, and support to companies who can provide a holistic solution. An increased focus on technologies that provide greater efficiency and business value, the growing complexity of networked environments and flat IT department headcount growth in light of current economic conditions facilitate this trend. We believe that data center management outsourcing and support represent significant opportunities for growth. According to Gartner, the market for data center outsourcing is expected to be $73 billion in 2013, and the market for data center systems support is expected to be $51 billion in 2013.

Our Solution

       We combine our expertise and comprehensive services portfolio with quality products from leading manufacturers to deliver customized, dynamic IT solutions that meet each customer's specific needs. Our services cover every stage of the IT lifecycle, including:

  •
  Consulting.  Our consultants deliver highly customized research, advice, and action plans to help customers optimize their data centers. Our independent recommendations help customers respond to challenges in the following areas: data center virtualization and consolidation, business continuity, disaster recovery, and IT governance.

  •
  Analysis.  At the beginning of an engagement, we place considerable emphasis on formulating a needs analysis based on each customer's business initiatives, operating environment, and current and anticipated unified data center requirements. While our focus is on each customer's unique situation, we bring to each engagement our extensive product knowledge and the experience we have gained from providing data center solutions for over 25 years to customers in numerous industries. Our assessment services provide customers with objective guidance on developing virtualization and consolidation, backup and recovery, and advanced network infrastructures that optimize their resources, leverage their existing environments, and facilitate cost-effective growth for the future. These services provide an independent viewpoint to align people, processes and technologies with business objectives. They also help organizations maximize current investments, outline recommendations for future purchases, and provide assurance that server, storage, and networking infrastructures are efficient, reliable, and scalable.

  •
  Design.  Once we have completed our initial analysis, we begin the design phase of the project. Our professional services teams work together to design a system that meets customers' server, storage, and networking needs and budget. Our customers are able to choose from a wide range of technologies in order to fuse together the appropriate hardware, software, and services for each project. We design data center infrastructures based on each customer's detailed business requirements. The engagement begins with a definition of the project's objectives, scope, and key milestones. Our team then prepares an outline of the schedule and deliverables. Following a thorough analysis, the team creates a comprehensive blueprint of the infrastructure, including a detailed design schematic, key implementation milestones, and recommendations for handling potential configuration issues to ensure a smooth transition to new server, storage, and networking environments.

  •
  Implementation.  Once we design a solution, we formulate a detailed project implementation plan with our customers to meet their financial and operating objectives and to minimize disruption to their operations. We oversee the timely delivery of hardware and software products to the customer's location. We then coordinate the installation with our professional services teams, or personnel from equipment manufacturers, and complete the installation at the customer's site using industry best practices.

  •
  Support.  We provide our customers advanced around-the-clock technical support from a team of customer support and field engineers. Our extensive experience with data center solutions enables our staff to deliver expert configuration and usage assistance, technical advice and prompt incident detection and resolution. The support team also acts as our primary interface with manufacturers' technical support organizations. Our support services offer additional flexible levels of service to help organizations maximize the return on their technology investments. We believe that our customer support program is one of very few customer service plans that provide support across multiple storage product lines and manufacturers. We provide our analysis, design, implementation, management and support services to customers through either a stand-alone services engagement or as a part of an overall project that includes a server, storage and networking solutions and services.

  •
  Management.  We relieve burdened internal IT teams with a growing portfolio of managed services. Our services enhance the productivity of our customer's IT teams, as well as drive greater operational efficiency. Our monitoring and reporting services provide real-time data and historical analysis of the performance of unified data center infrastructures spanning storage, servers, and networks. We also offer data management services that enhance data protection capabilities. Finally, we offer a suite of managed infrastructure services which includes around the clock monitoring, management, and reporting. Managed services, such as these, can be coupled with our OneCall support services, thereby providing the opportunity for proactive monitoring and alert services by our team of experts.

Our Competitive Strengths

       We believe we have established a leadership position in our target markets and a strong reputation for successful and valuable data center solutions. We believe that the following strengths differentiate us from competitors and drive success:

  •
  High level of customer service combined with comprehensive consulting drives results.  Our results-driven services help clients maximize the value of their IT investments and increase the effectiveness of their IT departments. Our professional services team includes certified and experienced IT engineers and consultants who work with clients to provide comprehensive services through all phases of the technology lifecycle including consulting, analysis, design and implementation. Our highly skilled team provides an unbiased, high touch, consultative approach that leverages and applies our knowledge base of best practices to each phase of every project.

  •
  Managed services offering supports complex heterogeneous data center infrastructures.  Our complete set of managed services provides clients with deep visibility into their IT performance while freeing up valuable IT resources for higher value tasks. Our expertise draws on over 25 years of expertise in developing best practices to deliver managed services for monitoring and reporting, data management and managed infrastructure such as network storage and virtual data centers. Our Datalink OneCall solution provides recurring, single—source customer support to ensure that any IT disruptions are resolved quickly and accurately.

  •
  Industry leading independent Value Added Reseller.  We combine our expertise and comprehensive services portfolio with quality products from multiple industry-leading manufacturers to meet each customer's specific needs. Unlike many of our competitors, we are not bound to one or a limited number of manufacturers or particular technologies to deliver our solutions, affords us the flexibility to be consultative in our approach and to provide the best available hardware and software and to tailor it to individual customer needs.

  •
  Deep domain expertise in data center technologies.  We have been implementing data center solutions for over 25 years, accumulating significant expertise in understanding and applying storage, server, and networking technologies. We continually invest in training to adapt to the ever-changing needs of our customers and to capitalize on new opportunities.

Our Business Strategy

       Our strategy is to improve our position as a data center solutions and services provider and to continue to develop a customer-focused, high performance company with sustainable growth. To achieve these objectives, we intend to build upon our record of successfully addressing the evolving needs of our customers. Key elements of our strategy include:

  •
  Increase sales team productivity.  Although we believe that our sales productivity is high, we believe it can be improved. We continue to accelerate the learning and productivity curve of our newer sales professionals and enhance the skills of seasoned executives through implementation of techniques and best practices learned from our top producers.

  •
  Scale existing locations and expand into new locations via acquisitions.  We continue to scale our existing geographic locations to increase market share, leverage fixed expenses and provide higher quality service levels. We expect to drive this growth by hiring experienced, quality account executives and field engineers to gain sales productivity and field engineering utilization. In the past we have also made acquisitions to grow our business including our acquisitions of Midwave Corporation in 2011 and Strategic Technologies, Inc. in 2012. We intend to continue to grow our business via select acquisitions. We seek acquisition targets that align closely with our data center portfolio offerings.

  •
  Expand customer support revenues.  We significantly increased our customer support capabilities and performance over the last several years and will continue to make this a focus. We believe that our customers appreciate our quality support services, which we believe will continue to be a key differentiator and growth driver for us. Datalink OneCall is a key product offering where we have expanded our capabilities and customer impact. We will continue to emphasize this product to expand its scope and broaden the customer penetration.

  •
  Enhance our consulting and professional services business.  Consulting services represent a sizeable opportunity to drive additional professional services and follow-on hardware and software revenues in both existing and new accounts. Consulting services enable us to differentiate ourselves from our competition, as well as build executive-level relationships within the accounts we serve. In addition, by improving our assessment, implementation and audit service methodologies and sales tools, we plan to enhance our solution selling capabilities. We believe hiring experienced data center consultants, and providing our sales teams with the tools they need to uncover consulting opportunities, will increase consulting services as well as additional hardware and software revenues.

  •
  Expand managed services portfolio.  Providing our customers with value-driven, recurring services represents a significant opportunity for differentiation and growth for us along with increasing recurring revenue. We will focus efforts around our expanded suite of managed services designed to free up the IT teams of our customers so that they can focus on high-impact projects, while at the same time helping them to drive greater data center efficiencies and services levels. Our managed services will initially span backup, archiving, server, storage and network operations.

Suppliers and Products

       We do not manufacture server, storage, or networking products. Instead, we continually evaluate and test new and emerging technologies from leading manufacturers to ensure that our solutions incorporate state-of-the-art, high performance, cost-effective technologies. This enables us to maintain our technological leadership, identify new and innovative products and applications and objectively help our customers align their data center solutions with their business needs.

       We have strong, established relationships with the major storage, server, and networking hardware and software suppliers. Our expertise in open system environments includes UNIX, Microsoft Windows, Linux, Solaris, and in-depth knowledge of all major hardware and software technologies manufactured by industry leaders. This expertise has earned us preferred status with many of our principal suppliers, enabling us to participate in our suppliers' new product development, evaluation, introduction and marketing programs. These collaborations allow us to identify and market innovative new hardware and software products and exchange critical information in order to maximize customer satisfaction.

Corporate Information

       We are incorporated under the laws of the State of Minnesota. Our principal executive offices are located at 10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344, and our telephone number is (952) 944-3462. Our website is www.datalink.com. Information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement and the accompanying prospectus.

SUMMARY FINANCIAL DATA

       The following table sets forth summary financial data at December 31, 2012 and December 31, 2011 and for the years ended December 31, 2012, December 31, 2011, and December 31, 2010, as well as summary financial data at June 30, 2013 and for the six month periods ended June 30, 2013 and June 30, 2012. The summary financial data at December 31, 2012 and December 31, 2011 and for the years ended December 31, 2012, December 31, 2011, and December 31, 2010 are derived from our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is filed with the SEC and incorporated by reference into this prospectus supplement and the prospectus to which it relates. The summary financial data at June 30, 2013 and for the six month periods ended June 30, 2013 and June 30, 2012 are derived from our unaudited financial statements included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2013, which is filed with the SEC and incorporated by reference into this prospectus supplement and the prospectus to which it relates. You should read such selected financial data in conjunction with the corresponding audited and unaudited financial statements and the related notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in such Annual Report on Form 10-K and such Quarterly Report on Form 10-Q and generally in the periodic reports that we file with the SEC.

	Years ended December 31,			Six months ended June 30,
	2012	2011	2010	2013	2012
				(unaudited)
		(dollars in thousands, except share and per share data)
Statements of Operations Data:
Net sales:
Product sales	$319,041	$245,743	$180,424	$177,699	$157,534
Service sales	172,161	134,284	113,255	104,043	81,596

Total net sales	491,202	380,027	293,679	281,742	239,130
Cost of sales:
Cost of product sales	248,286	188,384	140,984	138,813	122,389
Cost of service sales	130,890	100,978	83,951	79,476	61,382
Amortization of intangibles	—	1,053	1,108	—	—

Total cost of sales	379,176	290,415	226,043	218,289	183,771

Gross profit	112,026	89,612	67,636	63,453	55,359

Operating expenses:
Sales and marketing	48,553	38,723	32,353	28,779	24,777
General and administrative	18,227	15,468	14,092	10,694	9,352
Engineering	22,974	17,535	15,652	13,124	10,949
Other income	—	(1,127)	(503)	—	—
Integration and transaction costs	359	454	581	73	20
Amortization of intangibles	4,195	1,766	1,483	3,823	1,238

Total operating expenses	94,308	72,819	63,658	56,493	46,336

Earnings from operations	17,718	16,793	3,978	6,960	9,023
Interest income	59	50	14	29	13
Interest/other expense, net	(56)	(40)	—	(145)	(25)

Net earnings before income taxes	17,721	16,803	3,992	6,844	9,011
Income tax expense	7,186	6,958	1,690	2,806	3,631

Net earnings	$10,535	$9,845	$2,302	$4,038	$5,380
Net earnings per common share:
Basic	$0.62	$0.62	$0.18	$0.23	$0.32
Diluted	0.60	0.61	0.18	0.22	0.31
Weighted average common shares outstanding:
Basic	17,114	15,803	12,801	17,566	17,012
Diluted	17,491	16,213	12,981	17,986	17,383

	December 31,
	2012	2011	June 30, 2013
			(unaudited)
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$10,315	$18,947	$23,102
Inventories, net	2,554	1,736	1,417
Accounts receivable, net	143,958	102,289	92,443
Current assets	260,188	200,712	223,933
Total assets	370,507	277,951	334,842
Current liabilities	226,129	162,831	180,112
Total liabilities	275,124	197,766	233,357
Total stockholders' equity	95,383	80,185	101,485

THE OFFERING

Common stock offered by us	3,300,000 shares
Over-allotment option
We have granted the underwriters an option to purchase up to an additional 495,000 shares of common stock within 30 days of the date of this prospectus supplement in order to cover over-allotments, if any.
Common stock to be outstanding after this offering
22,197,083 shares. If the underwriters exercise their over-allotment option in full, we will issue an additional 495,000 shares, which will result in 22,692,083 shares outstanding. The number of shares of common stock outstanding immediately after the closing of this offering is based on 18,897,083 shares of common stock outstanding as of July 31, 2013.
Use of proceeds
We expect to use the net proceeds from the sale of our common stock for potential acquisitions of other businesses or technology that will complement our current business model and growth plans, although we have no present commitments or agreements to do so. Any amount of the net proceeds of this offering not used for acquisitions will be used for general corporate purposes, including working capital. We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $33,772,000. See "Use of Proceeds."
Dividend policy	We have not paid any cash dividends on our common stock and currently intend to retain future earnings for use in our business.
NASDAQ symbol for our common stock	DTLK
Risk Factors
See "Risk Factors" on page S-12 of this prospectus supplement, the discussions under "Item 1A. Risk Factors," "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation," and "Note Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.

       The number of shares of our common stock that will be outstanding immediately after this offering is based on 18,897,083 shares of common stock outstanding as of July 31, 2013 and excludes, as of July 31, 2013:

       (a)  450,000 shares of common stock issuable upon the exercise of outstanding options under our 2009 Incentive Compensation Plan, with a weighted average exercise price of $3.50 per share;

       (b)  12,500 shares of common stock issuable upon the exercise of outstanding options under our 2000 Director Stock Option Plan, with a weighted average exercise price of $4.10 per share;

       (c)  28,752 shares of common stock issuable upon the exercise of outstanding options under our 1999 Incentive Compensation Plan, with a weighted average exercise price of $4.01 per share; and

       (d)  703,512 shares of common stock reserved for issuance under our 2011 Incentive Compensation Plan.

       Except as otherwise indicated, information in this prospectus assumes no exercise of the underwriters' over-allotment option to purchase up to 495,000 additional shares of our common stock from us and no exercise of stock options outstanding as of July 31, 2013.

RISK FACTORS

       Your investment in our common stock involves risks. You should consider carefully the following risk factors, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussions under "Item 1A. Risk Factors," "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation," and "Note Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus supplement.

Risks Related to Our Business

Worldwide adverse economic conditions negatively impact our business.

       Over the past few years, financial markets in the United States, Europe and Asia have experienced extreme disruption, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, rating downgrades of certain investments and declining valuations of others. We have been, and in the future will be, impacted by such economic developments in that they adversely affect the ability of our customers and suppliers to obtain financing for significant purchases and operations, and have reduced orders for our products and services. These economic conditions will continue to negatively impact us to the extent our customers defer purchasing decisions, thereby lengthening our sales cycles. In addition, our customers may have constrained budgets affecting their ability to purchase our products at the same level. Our customers' ability to pay for our products and services may also be impaired, which may lead to an increase in our allowance for doubtful accounts and write-offs of accounts receivable. We are unable to predict the occurrence, likely duration and severity of any disruption in financial markets and adverse economic conditions in the U.S., such as those experienced over the past few years. Should such economic conditions result in us not meeting our revenue objectives, our operating results, financial condition and stock price could be adversely affected.

Competition could prevent us from increasing or sustaining our revenues or profitability.

       The enterprise-class information storage, server and networking market is rapidly evolving and is highly competitive. As technologies change rapidly, we expect that competition will increase in the future. Current economic conditions also place pressure on our competitors to lower their prices and seek opportunities of size and scale different than in the past. We compete with independent storage, server and networking system suppliers in the mid to large enterprise market and numerous value-added resellers, distributors and consultants. We also compete in the storage, server and networking systems market with computer platform suppliers. Many of our current and potential competitors have significantly greater financial, technical, marketing, purchasing and other resources than we do. As a result, they may respond more quickly to changes in economic conditions and customer requirements and to new or emerging technologies, devote greater resources to the development, promotion and sale of products and deliver competitive products at lower end-user prices.

       Our suppliers are often our competitors. We are not the exclusive reseller of any data storage, server or networking product we offer. Instead, our suppliers market their products through other independent data storage, server and networking solution providers, original equipment manufacturers ("OEMs"), and through their own internal sales forces. We believe direct competition from our suppliers is likely to increase if, as expected, the server, storage and networking industries continues to consolidate and also converge with providers of server and networking technologies. This consolidation would likely result in fewer suppliers with greater resources to devote to internal sales and marketing efforts. In addition, our suppliers have established and will probably continue to establish cooperative relationships with other suppliers and other data storage, server and networking solution providers. These cooperative relationships are often intended to enable our suppliers to offer comprehensive storage, server and networking solutions, which compete with those we offer. If our relationships with our suppliers become adversarial, we could lose the preferred provider status we maintain with certain suppliers. If that were to occur, it would be more difficult for us to stay ahead of industry developments and provide our customers with the type of service and wide range of technology choices they expect from us.

       Most of our customers already employ in-house technical staffs. To the extent a customer's in-house technical staff develops sophisticated server, storage and networking systems expertise, the customer may be less likely to seek our services. Further, we compete with storage service providers who manage, store and backup their customers' data at off-site, networked data storage locations.

Mergers or other strategic transactions involving our competitors could weaken our competitive position, which could harm our operating results.

       Our industry is highly fragmented, and we believe it is likely that our existing competitors will continue to consolidate or will be acquired. In addition, some of our competitors may enter into new alliances with each other or may establish or strengthen cooperative relationships with systems integrators, third-party consulting firms or other parties. Any such consolidation, acquisition, alliance or cooperative relationship could lead to pricing pressure and our loss of market share and could result in a competitor with greater financial, technical, marketing, service and other resources, all of which could have a material adverse effect on our business, operating results and financial condition.

Our business is dependent on the trend toward outsourcing data center infrastructure-related services.

       Our business and growth depend in large part on the industry trend toward outsourced data center infrastructure-related services. Outsourcing means that an entity contracts with a third party, such as us, to provide data center infrastructure-related services such as consulting, implementation, management and support. There can be no assurance that this trend will continue, as organizations may elect to perform such services themselves. A significant change in this trend could have a material adverse effect on our business, financial condition and results of operations. Additionally, there can be no assurance that our cross-selling efforts will cause clients to purchase additional services from us or adopt a single-source outsourcing approach.

Our financial results would suffer if the market for IT services and solutions does not continue to grow.

       Our services and solutions are designed to address the growing markets for data center consolidation and virtualization services (including private cloud computing), data center implementation services (including storage and data protection services, such as disk-based backup and recovery, and the implementation of virtualization solutions), and managed services (including operational support and client support). These markets are still evolving. A reduction in the demand for our services and solutions could be caused by, among other things, lack of client acceptance, weakening economic conditions, competing technologies and services or reductions in corporate spending. Our future financial results would suffer if the market for our data center services and solutions does not continue to grow.

With continued market demand for greater data center agility, scalability, and efficiency, we have been increasingly developing and marketing virtual data center and private cloud computing infrastructures and services. If businesses do not find our virtual data center and private cloud computing solutions compelling, our revenue growth and operating margins may decline.

       Our data center portfolio is based on the virtualization of storage, computing, and network platforms within on-premises data centers. Our success depends on organizations and customers perceiving technological and operational benefits and cost savings associated with services-oriented, virtual data center and private cloud computing-based infrastructures. Although the use of virtualization technologies on servers has become broadly accepted for enterprise-level applications, the extent to which organizations will adopt virtualization across the data center and migrate to private cloud computing remains uncertain. Accordingly, as the market for our virtual data center and private cloud computing infrastructures mature and the scale of our business increases, the rate of growth in our infrastructure and services sales could be lower than those we have experienced in earlier periods. In addition, to the extent that our newer private cloud computing infrastructure solutions and services are adopted more slowly or less comprehensively than we expect, our revenue growth rates may slow materially or our revenue may decline substantially.

Our acquisition strategy poses substantial risks.

       As part of our growth strategy, we made two acquisitions in 2009, one acquisition in October 2011, one acquisition in October 2012 and plan to continue to pursue acquisitions in the future. We may not be able to identify suitable acquisition candidates or, if suitable candidates are identified, we may not be able to complete the acquisition on commercially acceptable terms. We may need to raise additional equity to consummate future acquisitions, which may not be feasible, may be on terms we do not consider favorable, would cause dilution to existing investors and could adversely affect our stock price. We also could incur substantial indebtedness in connection with an acquisition, which could decrease the value of our equity. The process of exploring and pursuing acquisition opportunities requires significant management and financial resources, which diverts attention from our core operations.

       Integration of acquisitions is very challenging and we cannot assure you that any acquisition will increase our revenues, earnings or stock price. Even if we are able to consummate an acquisition, such as our recent acquisitions, the transaction may present many risks. These risks include, among others: failing to achieve anticipated synergies and revenue increases; difficulty incorporating and integrating the acquired technologies or products with our existing product lines; coordinating, establishing or expanding sales, distribution and marketing functions, as necessary; disruption of our ongoing business and diversion of management's attention to transition or integration issues; unanticipated and unknown liabilities; the loss of key employees, customers, partners and channel partners of our company or of the acquired company; and difficulties implementing and maintaining sufficient controls, policies and procedures over the systems, products and processes of the acquired company. If we do not achieve the anticipated benefits of our acquisitions as rapidly or to the extent anticipated by our management and financial or industry analysts or if others do not perceive the same benefits of the acquisition as we do, there could be a material, adverse effect on our business, financial condition, results of operations or stock price.

Our continued growth could strain our personnel and financial resources and infrastructure, and if we are unable to implement appropriate controls and procedures to manage our growth, we will not be able to implement our business plan successfully.

       Due to our recent acquisitions and continued rapid organic growth, we have experienced a period of rapid growth in our headcount and operations. To the extent that we are unable to sustain such growth, it will place a significant strain on our management, administrative, operational and financial infrastructure. Our success will depend in part upon the ability of our senior management to manage this growth effectively. To do so, we must continue to hire, train and manage new employees as needed. If our new hires perform poorly or do not achieve expected or forecasted utilization rates, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our future profitability and our business would be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. The headcount we are adding will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

Our ability to manage our business and monitor results is highly dependent upon information and communication systems. A failure of these systems, including our recently implemented enterprise resource planning ("ERP") system, could disrupt our business operations.

       We are highly dependent upon a variety of internal computer and telecommunication systems to operate our business. In order to continue support of our growth, we are making significant technological upgrades to our information systems. We have recently completed the implementation of an ERP software system and related processes to perform various functions and improve on the efficiency of our business. Any disruptions, delays or deficiencies in the design of the new ERP system, particularly any disruptions, delays or deficiencies that impact our business operations, could adversely affect our ability to effectively run and manage our business. Further, as we are dependent upon our ability to gather and promptly transmit accurate information to key decision makers, our business, results of operations and financial condition may be adversely affected if our information systems do not allow us to transmit accurate information. In particular we may be limited in our ability to integrate any business that we acquire or may want to acquire into our ERP system. Failure to properly or adequately address these issues could impact our ability to perform necessary business operations, which could adversely affect our reputation, competitive position, business, results of operations and financial condition.

Our ability to recognize revenue can be adversely affected by product availability.

       We sell complex enterprise-class data storage, server and networking solutions, which include installation and configuration services. We generally recognize revenues from our sale of hardware and software products when shipment has been completed. We rely on our vendors to supply the hardware and software products we sell. We cannot control the availability and shipment of these products. Delays due to component availability, natural disasters and other unforeseen events can prevent us from recognizing revenue on products we ship and may adversely affect our quarterly reported revenues. As a result, our stock price may decline.

Our key vendors could change or discontinue their incentive programs, which could adversely affect our business.

       Several of our key vendors have offered incentive programs to us over the past several years based on our achievement of particular sales levels of their products and early pay discounts. In addition, they have offered margin enhancement programs which provide enhanced discounts for particular products or new customer orders. These programs contributed to our profitability in 2012, 2011, and 2010. We cannot assure that these programs will continue or that the sales quotas for our participation will not increase, adversely affecting our ability to take advantage of the incentives. If for any reason, we cannot obtain the same benefits from incentive programs as in the past, it may significantly impact our profitability in the future.

We derive a significant percentage of our revenues from a small number of customers.

       In 2012, 2011, and 2010, we had no customers that accounted for 10% or more of our revenues. However, our top five customers collectively accounted for 11%, 11%, and 12% of our 2012, 2011, and 2010 revenues, respectively. Because we intend to continue to seek out large projects, we expect that a significant percentage of our revenues will continue to come from a small number of customers, although the composition of our key customers is likely to change from year to year. Current economic conditions likely will continue to adversely affect the number of and size of large projects available for us. If we fail to obtain a growing number of large projects each year, our revenues and profitability will likely be adversely affected. In addition, our reliance on large projects makes it more likely that our revenues and profits will fluctuate unpredictably from quarter to quarter and year to year. Unpredictable revenue and profit fluctuations may make our stock price more volatile and lead to a decline in our stock price.

Our business depends on our ability to hire and retain technical personnel and highly qualified sales people.

       Our future operating results depend upon our ability to attract, retain and motivate qualified engineers and sales people with enterprise-class data storage, server and networking solutions experience. If we fail to recruit and retain additional engineering and sales personnel, or if losses require us in the future to terminate employment of some of these personnel, we will experience greater difficulty realizing our business strategy, which could negatively affect our business, financial condition and stock price.

We generally do not have employment agreements with our employees.

       Our future operating results depend in significant part upon the continued contributions of our executive officers, managers, salespeople, engineers and other technical personnel, many of whom have substantial experience in our industry and would be difficult to replace. Except as to our President and Chief Executive Officer, Vice President of Finance and Chief Financial Officer, and Executive Vice President of Field Operations, we do not have employment agreements with our employees. Accordingly, our employees may voluntarily leave us at any time and work for our competitors. Our growth strategy depends in part on our ability to retain our current employees and hire new employees. Any failure to retain our key employees will make it much more difficult for us to maintain our operations and attain our growth objectives and could therefore be expected to adversely affect our operating results, financial condition and stock price.

Our long sales cycle may cause fluctuating operating results, which may adversely affect our stock price.

       Our sales cycle is typically long and unpredictable, making it difficult to plan our business. Economic conditions increase this uncertainty. Our long sales cycle requires us to invest resources in potential projects that may not occur. In addition, our long and unpredictable sales cycle may cause us to experience significant fluctuations in our future annual and quarterly operating results. It can also result in delayed revenues, difficulty in matching revenues with expenses and increased expenditures. Our business, operating results or financial condition and stock price may suffer as a result of any of these factors.

Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies could reduce our ability to compete successfully and adversely affect our results of operations.

       We may need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests and the value of shares of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

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continue to expand our technology development, sales and marketing organizations;

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hire, train and retain employees; or

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respond to competitive pressures or unanticipated working capital requirements.

       Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations.

If the storage, server and networking solutions industries fail to develop compelling new technologies, our business may suffer.

       Rapid and complex technological change, frequent new product introductions and evolving industry standards increase demand for our services. Because of this, our future success depends in part on the storage, server and networking solutions industry's ability to continue to develop leading-edge storage and related server and networking technology solutions. Our customers utilize our services in part because they know that newer technologies offer them significant benefits over the older technologies they are using. If the data storage industry ceases to develop compelling new storage, server and networking solutions, or if a single data storage, server and networking standard becomes widely accepted and implemented, it will be more difficult to sell new data storage, server and networking systems to our customers. The continued tightened budgets among established data storage, server and networking technology manufacturers and the difficulty of raising new capital for innovative, start-up companies, under current economic conditions may also stifle development of new data storage, server and networking technologies.

Our data center services and web site may be subject to intentional disruption.

       Although we believe we have sufficient controls in place to prevent intentional disruptions, such as software viruses specifically designed to impede the performance of our data center services, we may be affected by such efforts in the future. Further, despite the implementation of security measures, this infrastructure or other systems that we interface with, including the Internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, programming errors, attacks by third parties or similar disruptive problems, resulting in the potential misappropriation of our proprietary information or interruptions of our services. Any compromise of our security, whether as a result of our own systems or systems that they interface with, could substantially disrupt our operations, harm our reputation and reduce demand for our services.

Our quarterly results of operations may fluctuate in the future, which could result in volatility in our stock price.

       Our quarterly revenues and results of operations have varied in the past and may fluctuate as a result of a variety of factors, including the success of our new offerings. If our quarterly revenues or results of operations fluctuate, the price of our common stock could decline substantially. Fluctuations in our results of operations may be due to a number of factors, including, but not limited to, those listed below and identified herein and in the documents we incorporate by reference:

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our ability to retain and increase sales to customers and attract new customers;

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the timing and success of introductions of new solutions or upgrades by us or our competitors;

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the strength of the economy;

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changes in our pricing policies or those of our competitors;

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competition, including entry into the industry by new competitors and new offerings by existing competitors;

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the amount and timing of our expenses, including stock-based compensation and expenditures related to expanding our operations, supporting new customers or introducing new solutions; and

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changes in the payment terms for our solutions.

Future finite lived intangibles and goodwill impairment may unpredictably affect our financial results.

       We perform analyses of impairment to our finite lived intangibles when a triggering event occurs and to our goodwill at least annually or when we believe there may be impairment. Future events could cause us to conclude that impairment indicators exist and that goodwill and/or the finite lived intangibles associated with our acquired businesses are impaired. Such future events include, among other considerations, an overall decline in the stock market, decline in our stock price, and a global economic downturn. Any resulting impairment loss could have a material adverse impact on our financial condition and results of operations.

Risks Related to Our Common Stock and This Offering

Our stock price is volatile.

       The market price of our common stock fluctuates significantly and may continue to be volatile. We cannot assure you that our stock price will increase, or even that it will not decline significantly from the price you pay. Our stock price may be adversely affected by many factors, including:

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actual or anticipated fluctuations in our operating results, including those resulting from changes in accounting rules;

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general market conditions;

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announcements of technical innovations;

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new products or services offered by us, our suppliers or our competitors;

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changes in estimates or recommendations by securities analysts of our future financial performance, failure to obtain analyst coverage of our common stock or our failure to achieve analyst earnings estimates;

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our compliance with SEC and NASDAQ rules and regulations, including the Sarbanes-Oxley Act of 2002;

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trading volume of our common stock;

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the timing of stock sales under 10b5-1 plans or otherwise by our shareholders in the future; and

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war and terrorism threats.

Our governing documents and Minnesota law may discourage the potential acquisitions of our business and adversely affect the rights of our common stock.

       Our board of directors may issue additional shares of capital stock and establish their rights, preferences and classes, including special dividend, liquidation and voting rights, without shareholder approval. In addition, we are subject to anti-takeover provisions of Minnesota law. These provisions may deter or discourage takeover attempts and other changes in control of us not approved by our board of directors. If potential acquirers are deterred, you may lose an opportunity to profit from a possible acquisition premium in our stock price. The creation and designation of a new series of preferred stock also could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

Sales of a substantial number of shares of our common stock in the public market by existing shareholders, or the perception that they may occur, could cause our stock price to decline.

       Sales of substantial amounts of our common stock by us or by our shareholders, announcements of the proposed sales of substantial amounts of our common stock or the perception that substantial sales may be made, could cause the market price of our common stock to decline. We may issue additional shares of our common stock in follow-on offerings to raise additional capital or in connection with acquisitions or corporate alliances and we plan to issue additional shares to our employees and directors in connection with their services to us. Any issuance of additional common stock will dilute the ownership interest of existing common shareholders. All of the currently outstanding shares of our common stock are freely tradable under federal and state securities laws, except for shares held by our employees, directors, officers and certain greater than five percent shareholders, which may be subject to volume limitations. Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time and could reduce the market price of our common stock.

We do not intend to declare dividends on our stock in the foreseeable future.

       We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends on our common stock will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by our board of directors. Therefore, you should not expect to receive dividend income from shares of our common stock.

If you purchase the securities sold in this offering, you will experience immediate dilution in your investment.

       The public offering price per share of common stock in this offering exceeds the net tangible book value per share of our common stock outstanding prior to this offering. As a result of this offering by us of 3,300,000 shares at a public offering price of $11.00 per share, and after deducting the estimated underwriting discount and estimated offering expenses payable by us, you will experience immediate dilution of $7.79 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2012 of $3.21 (after giving effect to this offering), and the public offering price of $11.00. You will experience additional dilution if the underwriters exercise the over-allotment option.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

       We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. We will have broad discretion in the application of these net proceeds, including for any of the purposes described in the section entitled "Use of Proceeds." Accordingly, you will have to rely upon our judgment with respect to the use of these net proceeds, with only limited information concerning our specific intentions. We may spend a portion or all of the net proceeds we will receive from this offering in ways that our shareholders may not desire or that may not yield a favorable return. Our failure to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds we will receive from this offering in a manner that does not produce income or that loses value.

If securities or industry analysts publish research or reports about our business, or if they change their recommendations regarding our stock, the price of our stock and trading volume could decline.

       Currently, the trading market for our common stock is not widely covered by research reports and opinions that securities or industry analysts publish. However, if more analysts begin to cover us, the trading market for our common stock will be influenced by the research reports and opinions that are published about our business. Investors have numerous investment opportunities and may limit their investments to publicly traded companies that receive thorough research coverage. If more analysts begin to cover us and fail to publish reports in a regular manner, we could lose visibility in the financial markets, which could cause a significant and prolonged decline in our stock price due to lack of investor awareness. Furthermore, if one or more analysts downgrade our stock or comment negatively about our prospects or the prospects of other companies operating in our industry, our stock price could decline significantly.

USE OF PROCEEDS

       We expect to receive net proceeds from this offering of approximately $33,772,000, or approximately $38,890,300 if the underwriters exercise their over-allotment option in full, in each case after deducting the underwriters' discount and estimated offering expenses payable by us.

       We expect to use the net proceeds from the sale of our common stock for potential acquisitions of other businesses or technology that will complement our current business model and growth plans, although we have no present commitments or agreements to do so. Any amount of the net proceeds of this offering not used for acquisitions will be used for general corporate purposes, including working capital.

       As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds of this offering. Our management will have significant flexibility in applying the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of these net proceeds. Pending the uses described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

PRICE RANGE OF COMMON STOCK

       Our common stock is quoted on the NASDAQ Global Market under the symbol "DTLK." The table below sets forth, for the calendar quarters indicated, the high and low per share sale prices of our common stock as reported by the NASDAQ Global Market.

	High	Low
Year Ended December 31, 2013
First Quarter	$12.59	$8.50
Second Quarter	12.18	9.53
Third Quarter (through August 8, 2013)	13.50	10.79
Year Ended December 31, 2012
First Quarter	10.69	8.04
Second Quarter	11.00	8.96
Third Quarter	9.63	7.30
Fourth Quarter	8.84	7.02
Year Ended December 31, 2011
First Quarter	9.00	4.30
Second Quarter	8.50	5.69
Third Quarter	11.50	6.11
Fourth Quarter	10.09	6.59

       On August 8, 2013, the closing price per share of our common stock was $11.44. On July 31, 2013, there were approximately 108 record holders of common stock. We believe the number of beneficial owners of our common stock on that date was substantially greater.

UNDERWRITING

       We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table.

Underwriters	Number of Shares
Canaccord Genuity Inc.	1,815,000
Craig-Hallum Capital Group LLC	742,500
Needham & Company, LLC	742,500

Total	3,300,000

       The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

       We have granted to the underwriters an option to purchase up to an aggregate of 495,000 additional shares of common stock at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus supplement and the accompanying prospectus. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

       The following table shows the per share and total public offering price, underwriting discounts and commissions to be paid to the underwriters by us, and proceeds, before expenses, assuming both no exercise and full exercise of the underwriters' option to purchase 495,000 additional shares.

		Total
	Per Share	Without Overallotment Exercise	With Overallotment Exercise
Public offering price	$11.00	$36,300,000	$41,745,000
Underwriting discount paid by us	0.66	2,178,000	2,504,700
Proceeds, before expenses, to us	10.34	34,122,000	39,240,300

       The underwriters have advised us that they propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and to dealers at the public offering price less a selling concession not in excess of $0.40 per share. The underwriters also may allow, and dealers may reallow, a concession not in excess of $0.10 per share to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms.

       We, and each of our executive officers and directors, have agreed that, subject to certain limited exceptions, during the period ending 90 days after the date of this prospectus supplement, which we refer to as the restricted period, neither we nor our executive officers and directors will, without the prior consent Canaccord Genuity Inc., on behalf of the underwriters, directly or indirectly offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock.

       The 90-day restricted period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period. In either case, the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

       In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include over-allotment and stabilizing transactions, passive market making and purchases to cover syndicate short positions created in connection with the offering. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the consummation of the offering.

       The underwriters also may impose a penalty bid, whereby the underwriters may reclaim selling concessions allowed to syndicate members or other broker-dealers in respect of the common stock sold in the offering for their account if the underwriters repurchase the shares in stabilizing or covering transactions.

       Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

       We have agreed to reimburse Canaccord Genuity Inc. for all reasonable and documented fees and expenses of the underwriters' legal counsel, and for all other reasonable and documented out-of-pocket expenses incurred in connection with this offering, up to an aggregate amount not to exceed $100,000.

       We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, and including the reimbursement mentioned above, will be approximately $350,000.

       We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for certain liabilities.

       Certain of the underwriters and their respective affiliates may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

LEGAL MATTERS

       The validity of the issuance of the shares of common stock offered by this prospectus supplement will be passed upon for us by Faegre Baker Daniels LLP, Minneapolis, Minnesota. The underwriters have been represented in connection with this offering by DLA Piper LLP (US), Boston, Massachusetts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       The financial statements, the related financial statement schedule, and the effectiveness of internal control over financial reporting of Datalink Corporation, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, and have been so incorporated by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other documents that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the Internet at a web site maintained by the SEC located at http://www.sec.gov.

       We are "incorporating by reference" specified documents that we file with the SEC, which means:

•
incorporated documents are considered part of the prospectus and this prospectus supplement;

•
we are disclosing important information to you by referring to those documents; and

•
information we file with the SEC will automatically update and supersede information contained in the prospectus and this prospectus supplement.

       We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering pursuant to this prospectus supplement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•
Annual Report on Form 10-K for the year ended December 31, 2012;

•
Quarterly Report on Form 10-Q for the three months ended March 31, 2013;

•
Quarterly Report on Form 10-Q for the three and six months ended June 30, 2013;

•
Current Reports on Form 8-K filed on February 19, 2013, March 21, 2013, May 23, 2013, June 11, 2013 and July 18, 2013;

•
the portions of our Definitive Proxy Statement on Schedule 14A for the 2013 annual meeting of shareholders that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

•
the description of our common stock contained in the Company's Registration Statement on Form 8-A filed on August 4, 1998, including any amendment or report filed for the purpose of updating this description.

       You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Datalink Corporation
10050 Crosstown Circle, Suite 500
Eden Prairie, Minnesota 55344
(952) 944-3462

PROSPECTUS

$90,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
Depositary Shares

        We may from time to time sell any combination of common stock, preferred stock, debt securities, warrants, rights, units and depositary shares in one or more offerings. The aggregate offering price of all securities sold under this prospectus may not exceed $90,000,000.

        This prospectus provides a general description of the securities that we may offer. Each time we sell securities, we will provide the specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest in any securities.

        We may offer the securities covered by this prospectus through one or more of the methods described under the caption "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale of any securities with respect to which this prospectus is being delivered will also be set forth in a prospectus supplement. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

        Our common stock is traded on the NASDAQ Global Market under the symbol "DTLK." On May 31, 2013 the closing price of our common stock was $11.46 per share.

        Investing in our securities involves risks. You should consider carefully the risks and uncertainties set forth in the section entitled "Risk Factors" beginning on page 4 of this prospectus, in each applicable prospectus supplement, and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2013.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may offer and sell common stock, preferred stock, debt securities, warrants, rights, units or depositary shares from time to time in one or more offerings up to a total dollar amount of $90,000,000.

        This prospectus provides you with a general description of the respective securities that we may offer. When we offer a type of securities for sale under this prospectus, we will provide a prospectus supplement that will describe in more detail the specific information about the terms of those securities and the manner in which they will be offered for sale. Information that we provide in a prospectus supplement may add to, update or change information we have provided in this prospectus or in the documents we have incorporated in this prospectus by reference. We also may prepare free writing prospectuses that describe particular securities. Any free writing prospectus should be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus we authorize, unless the context otherwise requires.

        To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus does not contain all the information provided in the registration statement filed with the SEC. Before buying any securities being offered under this prospectus, you should carefully read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under "Where You Can Find More Information" and "Incorporation of Documents by Reference."

        We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus. This prospectus, any prospectus supplement, or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any prospectus supplement, or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement, or any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any prospectus supplement, or any free writing prospectus is delivered or securities are sold on a later date.

        The distribution of this prospectus, any prospectus supplement and any free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. If you obtain possession of this prospectus, any prospectus supplement or any free writing prospectus, you should inform yourself about and observe any restrictions under applicable laws. This prospectus, any prospectus supplement and any free writing prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless the context otherwise requires, the terms "we," "us," "our," "Datalink" and "the Company" refer to Datalink Corporation.

SUMMARY

        The following summary contains basic information about us and this offering. It does not contain all of the information that you should consider in making your investment decision. You should read and consider carefully all of the information in this prospectus, including the information incorporated by reference in this prospectus, and the information in or incorporated by reference in any prospectus supplement or free writing prospectus we may authorize before making an investment decision.

Datalink Corporation

        Datalink provides solutions and services that make data centers more efficient, manageable and responsive to changing business needs. Focused on mid and large-size companies, Datalink assesses, designs, deploys and supports unified infrastructures such as servers, storage and networks. We leverage hardware and software from the industry's leading original equipment manufacturers as part of our data center optimization offerings.

        Our portfolio of solutions and services spans four practices:

  •
  Consolidation and virtualization

    Our consolidation and virtualization solutions and services allow data center infrastructures to be flexible, shared, and manageable. Our consolidation solutions and services enable organizations to share server and storage resources, thereby reducing the number of systems to be managed and maintained. Virtualization refers to the various techniques or approaches of creating a virtual, rather than actual, version of an operating system, server, storage device, or network resources. Our virtualization portfolio supports near-term needs (for example, virtualizing server and storage environments) and enables organizations to develop and execute long-term strategies for data center efficiency (for example, "private cloud" computing and data center build-outs). Cloud computing refers to the use of Internet-based computing, storage and connectivity for a variety of different services. Our virtualization infrastructure assessments provide end-to-end views of existing resources, including servers (both physical and virtual), applications and storage.

  •
  Data storage and protection

    Our enhanced data protection and storage services and solutions help customers safeguard their information, as well as meet internal and external requirements for accessing, protecting, and retaining these assets. Our solutions include network-attached, direct-attached, and private cloud-based storage, local and remote backup, disaster recovery, archive, and compliance. We align each solution with customer service level agreements and business needs in mind. Our backup audits and assessments provide customers with backup operation performance metrics and recommendations for improvement. We also offer managed backup services whereby customers engage us to assume day-to-day management of their backup operations. In addition, we offer data capacity planning services that help organizations plan for data growth, as well as maximize utilization of all storage systems.

  •
  Advanced network infrastructures

    We assess, design, and deploy robust network infrastructures. We help companies consolidate, converge, and optimize their networks. Our solutions vary in scope from entire networks to enhanced router, switch, WLAN, security/VPN, and WAN optimization technologies. Our network architectural review services include an assessment of a customer's current network design, recommendations for improvement, and a roadmap for migrating to consolidated and converged network. We also provide contracts administration services as part of our SmartNet service.

  •
  Business continuity and disaster recovery solutions

    By integrating our best-practice methods and business continuity expertise into an individualized process, we turn business continuity and disaster recovery into an overall change process. We believe this collaborative strategy helps organizations view their investments in enterprise technology not as individual servers or applications, but as a cohesive pool of computing resources able to rapidly adjust to new demands and reduce the risk of disruption.

        We offer a full suite of practice-specific analysis, design, implementation, management and support services. We deliver these services through our experienced team.

        A more detailed description of our business is contained in our most recent Annual Report on Form 10-K which is incorporated by reference into this prospectus.

        We were incorporated in Minnesota in 1963 under the name Stan Clothier Co., Inc. In April 1987, we changed our name to Datalink Corporation. Our principal executive offices are located at 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344, and our telephone number is (952) 944-3462. Our website address is www.datalink.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Securities We May Offer

        We may sell from time to time, in one or more offerings: common stock, preferred stock, debt securities, warrants, rights, units and/or depositary shares. The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material general terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants, rights, units and depositary shares, collectively as "securities." The total dollar amount of all securities that we may sell using this prospectus will not exceed $90,000,000.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision, investors should carefully consider the risks and uncertainties described below, together with the information under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described or incorporated by reference in any prospectus supplement or free writing prospectus we may authorize. Our business, financial condition or results of operations could be materially and adversely affected by any of those risks. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment. See the sections entitled "Where You Can Find More Information" and "Incorporation of Documents by Reference" in this prospectus.

Our stock price is volatile.

        The market price of our common stock fluctuates significantly, and, especially in light of current stock market and worldwide economic conditions, may continue to be volatile. We cannot assure you that our stock price will increase, or even that it will not decline significantly from the price you pay. Our stock price may be adversely affected by many factors, including:

  •
  actual or anticipated fluctuations in our operating results, including those resulting from changes in accounting rules;

  •
  general market conditions, including the effects of current economic conditions;

  •
  announcements of technical innovations;

  •
  new products or services offered by us, our suppliers or our competitors;

  •
  changes in estimates or recommendations by securities analysts of our future financial performance, failure to obtain analyst coverage of our common stock or our failure to achieve analyst earnings estimates;

  •
  our compliance with SEC and NASDAQ rules and regulations, including the Sarbanes-Oxley Act of 2002;

  •
  trading volume of our common stock;

  •
  the timing of stock sales under 10b5-1 plans or otherwise by our shareholders in the future; and

  •
  war and terrorism threats.

Our governing documents and Minnesota law may discourage the potential acquisitions of our business and adversely affect the rights of our common stock.

        Our board of directors may issue additional shares of capital stock and establish their rights, preferences and classes, including special dividend, liquidation and voting rights, without shareholder approval. In addition, we are subject to anti-takeover provisions of Minnesota law. These provisions may deter or discourage takeover attempts and other changes in control of us not approved by our board of directors. If potential acquirers are deterred, you may lose an opportunity to profit from a possible acquisition premium in our stock price. The creation and designation of a new series of preferred stock also could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

Sales of a substantial number of shares of our common stock in the public market by existing shareholders, or the perception that they may occur, could cause our stock price to decline.

        Sales of substantial amounts of our common stock by us or by our shareholders, announcements of the proposed sales of substantial amounts of our common stock or the perception that substantial sales may be made, could cause the market price of our common stock to decline. We may issue additional shares of our common stock in follow-on offerings to raise additional capital or in connection with acquisitions or corporate alliances and we plan to issue additional shares to our employees and directors in connection with their services to us. All of the currently outstanding shares of our common stock are freely tradable under federal and state securities laws, except for shares held by our employees, directors, officers and certain greater than five percent shareholders, which may be subject to volume limitations. Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time and could reduce the market price of our common stock.

We do not intend to declare dividends on our stock in the foreseeable future.

        We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends on our common stock will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by our board of directors. Therefore, you should not expect to receive dividend income from shares of our common stock.

Any debt securities that we may issue could contain covenants that may restrict our ability to obtain financing, and our noncompliance with one of these restrictive covenants could lead to a default on those debt securities and any other indebtedness.

        If we issue debt securities covered by this prospectus or any future indebtedness, those securities or future indebtedness may be subject to restrictive covenants, some of which may limit the way in which we can operate our business and significantly restrict our ability to incur additional indebtedness or to issue preferred stock. Noncompliance with any covenants under that indebtedness, unless cured, modified or waived, could lead to a default not only with respect to that indebtedness, but also under any other indebtedness that we may incur. If this were to happen, we might not be able to repay or refinance all of our debt.

If we issue a large amount of debt, it may be more difficult for us to obtain financing, will increase the cost of our debt and may magnify the results of any default under any of our outstanding indebtedness.

        The issuance of debt securities could increase our debt-to-equity ratio or leverage, which may in turn make it more difficult for us to obtain future financing. In addition, the issuance of any debt securities will increase the amount of interest we will need to pay, except to the extent that the proceeds from the issuance of debt securities are used to repay other outstanding indebtedness. Finally, our level of indebtedness, and in particular any significant increase in it, may make us more vulnerable if there is a downturn in our business or the economy.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This prospectus and the documents incorporated by reference herein, any prospectus supplement and any free writing prospectus contain forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words "aim," "believe," "expect," "anticipate," "intend," "estimate" and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:

  •
  the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us;

  •
  the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure;

  •
  the extent to which customers deploy disk-based backup recovery solutions;

  •
  the realization of the expected trends identified for advanced network infrastructures;

  •
  reliance by manufacturers on their data service partners to integrate their specialized products;

  •
  continued preferred status with certain principal suppliers;

  •
  competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits;

  •
  fixed employment costs that may impact profitability if we suffer revenue shortfalls;

  •
  our ability to hire and retain key technical and sales personnel;

  •
  continued productivity of our sales personnel;

  •
  our dependence on key suppliers;

  •
  our ability to adapt to rapid technological change;

  •
  risks associated with integrating completed and possible future acquisitions;

  •
  fluctuations in our quarterly operating results;

  •
  success of the implementation of our enterprise resource planning system;

  •
  the ability to execute our acquisition strategy;

  •
  future changes in applicable accounting rules; and

  •
  volatility in our stock price.

        Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.

        These statements reflect our current views with respect to future events and are based on assumptions subject to risks and uncertainties. We do not intend to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements are quantified by, and should be considered in conjunction with, such cautionary statements.

 USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and other general corporate purposes, including for future potential acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering. We will have significant discretion in the use of any net proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the years indicated is as follows:

		Year Ended December 31,
	Three Months Ended March 31, 2013
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)	6.2	20.4	19.5	6.0	0.2	14.7

(1)
The ratio of earnings to fixed charges was computed by dividing earnings (loss) before income taxes by fixed charges from operations for the periods indicated. Fixed charges from operations include (i) interest expense and amortization of commitment fees, debt issuance costs and original issue discount, and (ii) one-third of all rental expense, which we consider to be a reasonable approximation of the interest factor included in rental expense.

        As of the date of this prospectus, we have no preferred stock outstanding and, accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

DESCRIPTION OF COMMON STOCK

        The following summary of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, copies of which we have previously filed with the SEC and are incorporated by reference in this prospectus. You should read our Articles of Incorporation and Bylaws for additional information before you buy any of our common stock or other securities. See "Where You Can Find More Information."

General

        Our authorized capital stock consists of 50,000,000 shares of undesignated stock, $0.001 par value per share. Unless otherwise designated by our board of directors, all shares are deemed as undesignated common stock. As of May 31, 2013, we had 18,689,765 shares of common stock outstanding held by approximately 104 holders of record. At that date, we also had an aggregate of 506,852 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our incentive compensation plan.

  Voting Rights

        The holders of our common stock are generally entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights.

  Dividend Rights

        Holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors, subject to any preferential dividend rights of preferred stock, if outstanding. We have not historically declared or paid cash dividends on our common stock.

  Other Rights

        The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that our board of directors may designate and issue in the future. In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any then outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are validly issued, fully paid and nonassessable. The shares to be issued by us in an offering under this prospectus will be, when issued and paid for, validly issued, fully paid and nonassessable.

Anti-Takeover Provisions Contained in our Articles of Incorporation and Bylaws and the Minnesota Business Corporation Act

  Articles of Incorporation and Bylaws

        Our Articles of Incorporation and Bylaws contain certain provisions which may be deemed to be "anti-takeover" provisions in that they may deter, discourage or make more difficult the assumption of control of us by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions. These provisions are intended to provide management flexibility to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board to discourage an unsolicited takeover of our company, if our board determines that such a takeover is not in the best interests of us and our shareholders. However, these provisions could deprive our shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices. The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some shareholders might view to be in their best interests at that time. In addition, these provisions may have the effect of assisting our current management in retaining their positions and place them in a better position to resist changes which some shareholders may want to make if dissatisfied with the conduct of our business.

  Authorized but Unissued Shares and Preferred Stock

        The authorized but unissued shares of our undesignated stock are available for future issuance without shareholder approval, subject to any limitations imposed by the NASDAQ Global Market. Our Articles of Incorporation permit our board of directors to issue up to 50,000,000 shares, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control. Therefore, shares of preferred stock could be issued quickly without shareholder approval. Terms selected could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of the common stock without any further action by the shareholders. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock we may issue in the future. Our shareholders do not have preemptive rights with respect to the purchase of these shares. Such an issuance could result in a dilution of voting rights and book value per share of the common stock. No shares of preferred stock are currently outstanding and we have no present plan to issue any preferred stock.

  Special Meetings of Shareholders

        Our Bylaws provide that special meetings of shareholders may be called only by the board or any two members thereof, the Chief Executive Officer, the Chief Financial Officer or one or more shareholders holding 10% or more of the voting power of all shares entitled to vote. Special meetings of shareholders called by shareholders for the purpose of considering any action to facilitate a business combination or affect the composition of the board must be called by shareholders holding 25% or more of the voting power of all shares entitled to vote. Further, business transacted at any special meeting of shareholders is limited to matters relating to the purpose or purposes stated in the notice of the meeting.

  Advance Notification of Shareholder Nominations and Proposals

        Our Bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a shareholder who gives timely written notice thereof. To be timely, a shareholder's notice must be delivered not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. Our Bylaws also specify requirements as to the form and content of a shareholder's notice.

  Minnesota Law

        Several provisions of Minnesota law may deter potential changes in control of us that some shareholders may view as beneficial or that may provide a premium on our stock price. Under Section 302A.673 of the Minnesota Business Corporation Act, a shareholder that beneficially owns 10% or more of the voting power of our outstanding shares (an "interested shareholder") generally cannot consummate a business combination with us, or any subsidiary of ours, within four years following the time the interested shareholder crosses the 10% stock ownership threshold, unless the business combination is approved by a committee of disinterested members of our board before the time the interested shareholder crosses the 10% stock ownership threshold.

        Section 302A.675 of the Minnesota Business Corporation Act generally prohibits an offeror from acquiring our shares within two years following the offeror's last purchase of our shares pursuant to a takeover offer with respect to that class, unless our shareholders may sell their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer. This provision does not apply if the share acquisition is approved by a committee of disinterested members of our board before the purchase of any shares by the offeror pursuant to the earlier takeover offer.

        Section 302A.671 of the Minnesota Business Corporation Act generally limits the voting rights of a shareholder acquiring at least 20% of our voting shares in an attempted takeover or otherwise becoming a substantial shareholder unless holders of a majority of the voting power of our disinterested shares approve full voting rights for such substantial shareholder, with certain exceptions.

Liability Limitations and Indemnification

        Our Bylaws and Minnesota law provide that we must indemnify our directors and officers and that we must advance expenses, including attorneys' fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions. In addition, our Articles of Incorporation provide that our directors are not personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent that Minnesota law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

        These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, you may lose some or all of your investment in our common stock if we pay the costs of settlement or damage awards against our directors and officers under these provisions. We believe these provisions and the director and officer insurance we maintain are necessary to attract and retain talented and experienced directors and officers.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Wells Fargo Shareowners Services.

 DESCRIPTION OF PREFERRED STOCK

        This section describes the general terms and provisions of our preferred stock that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

        We have also filed our Articles of Incorporation as an exhibit to the registration statement of which this prospectus is a part. You should read our Articles of Incorporation and the certificate of designations relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.

General

        Pursuant to our Articles of Incorporation, our board of directors has the authority, without further shareholder action, subject to any limitations imposed by the NASDAQ Global Market, to issue preferred stock out of our authorized but unissued, undesignated stock. As of May 31, 2013, there were no shares of preferred stock outstanding. Our board of directors has the authority to determine or fix the terms with respect to shares of any series of preferred stock, including, but not limited to, the following:

  •
  the number of shares and designation or title of the shares;

  •
  dividend rights;

  •
  whether and upon what terms the shares will be redeemable;

  •
  the rights of the holders upon our dissolution or upon the distribution of our assets;

  •
  whether and upon what terms the shares will have a purchase, retirement or sinking fund;

  •
  whether and upon what terms the shares will be convertible;

  •
  the voting rights, if any, which will apply; and

  •
  any other preferences, rights, limitations or restrictions of the series.

        You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

  •
  the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

  •
  the initial public offering price at which we will issue the preferred stock;

  •
  the voting rights of the preferred stock;

  •
  the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

  •
  any redemption or sinking fund provisions;

  •
  any conversion provisions;

  •
  any listing of the preferred stock on any securities exchange or market; and

  •
  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

        When we issue shares of preferred stock, they will be fully paid and non-assessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock.

        The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement. Any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement and any documents incorporated by reference.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement, any special considerations, including tax considerations, applicable to investing in those debt securities, and any general terms outlined in this section that will not apply to those debt securities. This section is only a summary and does not purport to be complete.

        In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement, known as a pricing supplement. If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

        The debt securities offered pursuant to this prospectus will be our unsecured obligations, unless otherwise specified in the applicable prospectus supplement, and will either be senior debt securities or subordinated debt securities. Unless otherwise provided in the applicable prospectus supplement, any senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. Unless otherwise specified in the applicable prospectus supplement, the senior debt securities will be issued under the indenture between the senior trustee named in the applicable prospectus supplement (the "senior indenture") and us, and the subordinated debt securities will be issued under an indenture between the subordinated trustee named in the applicable prospectus supplement (the "subordinated indenture") and us. We have summarized the material terms and provisions of the senior and subordinated indentures in this section. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities. We have also filed the form of senior indenture and the form of subordinated indenture as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities.

General

        The amount of debt securities we may offer using this prospectus will be limited to the amount of securities described on the cover of this prospectus that we have not already issued or reserved for issuance. We may also issue debt securities pursuant to the related indentures in transactions that are exempt from the registration requirements of securities laws. We will not consider those debt securities in determining the aggregate amount of securities issued under this prospectus.

        We will issue the debt securities from time to time in one or more series. The debt securities may be issued either separately, together with, or upon conversion of other securities being registered hereby.

Subordination

        The subordinated debt securities will be subordinate and subject in right of payment, in the manner and to the extent set forth in the subordinated indenture, to the prior payment in full of all senior debt, including any senior debt securities. As of May 31, 2013, we did not have any outstanding balance under our line of credit with Wells Fargo Bank, N.A. (the "Line of Credit"). Pursuant to the subordinated indenture, the Line of Credit is senior debt. As of March 19, 2013, we amended our Line of Credit so that we may borrow up to $20.0 million under our Line of Credit during the period March 19, 2013 up to and through August 31, 2013. After August 31, 2013, and continuing to the maturity date of July 31, 2014, our maximum borrowing amount is reduced to $15.0 million.

        If we make a distribution to our creditors as a result of:

  •
  a liquidation;

  •
  a dissolution;

  •
  winding up;

  •
  a reorganization;

  •
  an assignment for the benefit of creditors;

  •
  marshaling of assets and liabilities; or

  •
  any bankruptcy, insolvency, receivership or similar proceeding involving us;

then the holders of senior debt will first be entitled to receive payment in full in cash of all obligations due on or to become due on or in respect of all senior debt, before the holders of subordinated debt securities are entitled to receive any payment or distribution ("Securities Payments").

        Until the senior debt is paid in full, any Securities Payment to which the holders of subordinated debt securities would be entitled will be paid or delivered by us or any other person making the payment or distribution, directly to the holders of senior debt for application to all of the senior debt then due.

        We may not make any payments on the account of the subordinated debt securities, or on account of the purchase or redemption or other acquisition of the subordinated debt securities, if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on any senior debt.

        In the event that the trustee receives any Securities Payment prohibited by the subordination provisions of the subordinated indenture, the payment will be held by the trustee in trust for the benefit of, and will immediately be paid over upon written request to, the holders of senior debt or their representative or representatives, or the trustee or trustees under any applicable indenture for application to the payment of senior debt. The subordination will not prevent the occurrence of any event of default in respect of the subordinated debt securities.

        For purposes of the foregoing, "Securities Payments" will be deemed not to include:

  •
  a payment or distribution of our stock or securities provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding senior debt to the same extent as, or to a greater extent than, the subordinated debt securities are so subordinated as provided in the subordinated indenture; or

  •
  payments of assets from any defeasance trust which have been on deposit for 90 consecutive days without the occurrence of blockage of payment on any series of subordinated debt securities as described above.

        By reason of the subordination of the subordinated debt securities, in the event of our insolvency, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. There may also be interruption of scheduled interest and principal payments resulting from events of default on senior debt.

Terms

        The prospectus supplement, including any separate pricing supplement, relating to a series of debt securities that we offer using this prospectus will describe the following terms of that series, if applicable:

  •
  the title of the offered debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities or subordinated debt securities;

  •
  any limit on the aggregate principal amount of the offered debt securities;

  •
  the person or persons to whom interest on the offered debt securities will be payable if other than the persons in whose names the debt securities are registered;

  •
  the date or dates on which the principal of the offered debt securities will be payable;

  •
  the rate or rates, which may be fixed or variable, and/or the method of determination of the rate or rates at which the offered debt securities will bear interest, if any;

  •
  the date or dates from which interest, if any, will accrue, the interest payment dates on which interest will be payable and the regular record date for any interest payable on any interest payment date;

  •
  the place or places where:

  •
  the principal of or any premium or interest on the offered debt securities will be payable;

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  registration of transfer may be effected;

  •
  exchanges may be effected; and

  •
  notices and demands to or upon us may be served;

  •
  the security registrar for the offered debt securities and, if such is the case, that the principal of the offered debt securities will be payable without presentment or surrender thereof;

  •
  the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which any of the offered debt securities may be redeemed, in whole or in part, at our option;

  •
  our obligation or obligations, if any, to redeem or purchase any of the offered debt securities pursuant to any sinking fund or other mandatory redemption provisions or provisions for redemption at the option of the holder, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which any of the offered debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the holder;

  •
  the denominations in which the offered debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

  •
  if other than the currency of the United States, the currency or currencies, including composite currencies, in which payment of the principal of and any premium and interest on the offered debt securities will be payable;

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  if the principal of or any premium or interest on any of the offered debt securities will be payable, at the election of us or the holder, in a coin or currency other than in which the offered debt securities are stated to be payable, the period or periods within which and the terms and conditions upon which, the election will be made;

  •
  if the principal of or any premium or interest on the offered debt securities will be payable, or will be payable at the election of us or a holder, in securities or other property, the type and amount of securities or other property, or the formula or other method or other means by which the amount will be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

  •
  if the amount of payment of principal of or any premium or interest on the offered debt securities may be determined with reference to an index or other fact or event ascertainable outside the indenture, the manner in which the amounts will be determined;

  •
  if other than the principal amount of the offered debt securities, the amount which will be payable upon declaration of acceleration of the maturity;

  •
  any addition to the events of default applicable to the offered debt securities and any addition to our covenants for the benefit of the holders of the offered debt securities;

  •
  the terms, if any, pursuant to which the offered debt securities may be converted into shares of our common stock or preferred stock;

  •
  the obligations or instruments, if any, which will be considered to be a security that could be used to satisfy and discharge offered debt securities denominated in a currency other than U.S. dollars or in a composite currency, pursuant to the procedures discussed in "Defeasance" below, and any additional or alternative provisions for the reinstatement of our indebtedness in respect of these debt securities after its satisfaction and discharge;

  •
  if the offered debt securities will be issued in global form, and if so, the identity of the depositary for the global security or securities, any limitations on the rights of the holder to transfer or exchange the same or obtain the registration of transfer and to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such debt securities;

  •
  if the offered debt securities will be issuable as bearer securities;

  •
  any limitations on the rights of the holders of the offered debt securities to transfer or exchange the debt securities or to obtain the registration of transfer, and if a service charge will be made for the registration of transfer or exchange of the offered debt securities, the amount or terms thereof;

  •
  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to the offered debt securities;

  •
  the terms of subordination, if applicable; and

  •
  any other terms of the offered debt securities, or any tranche thereof, not inconsistent with the provisions of the applicable indenture.

        Although debt securities offered by this prospectus will be issued under either the senior indenture or the subordinated indenture, there is no requirement that we issue future debt securities under either indenture. Accordingly, we may use other indentures or documentation containing different provisions in connection with future issuances of our debt.

        We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to those debt securities will describe the federal income tax consequences and other special considerations applicable to them. In addition, if we issue any debt securities denominated in foreign currencies or currency units, the prospectus supplement relating to those debt securities will also describe any federal income tax consequences and other special considerations applicable to those debt securities.

        Neither the senior indenture nor the subordinated indenture contains covenants or other provisions designed to afford holders of debt securities protection in the event of a highly-leveraged transaction or a change of control involving us. If this protection is provided for the offered debt securities, we will describe the applicable provisions in the prospectus supplement relating to those debt securities.

Form, Exchange and Transfer

        Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities only in fully registered form without interest coupons and in denominations of $1,000 and integral multiples of $1,000.

        At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities of any series will be exchangeable for other debt securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the applicable indenture and the limitations applicable to global securities, holders may present debt securities for exchange as provided above and for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless the applicable prospectus supplement indicates otherwise, no service charge will be required for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge associated with the transfer or exchange. Debt securities presented or surrendered for registration of transfer or exchange must (if so required by us, the trustee or the security registrar) be duly endorsed or accompanied by an executed written instrument of transfer in form satisfactory to us, the trustee or the security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for the offered debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. We are required to maintain a transfer agent in each place of payment for the debt securities of a particular series. We may maintain an office that performs the functions of the transfer agent. Unless the applicable prospectus supplement specifies otherwise, the trustee will act as security registrar and transfer agent with respect to each series of debt securities offered by this prospectus.

        We will not be required to execute or register the transfer or exchange of debt securities, or any tranche thereof, during a period of 15 days preceding the notice to be given identifying the debt securities called for redemption, or any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

        If a debt security is issued as a global security, only the depositary or its nominee as the sole holder of the debt security will be entitled to transfer and exchange the debt security as described in this prospectus under "Global Securities."

Payment and Paying Agent

        Unless the applicable prospectus supplement indicates otherwise, we will pay interest on the offered debt securities on any interest payment date to the person in whose name the debt security is registered at the close of business on the regular record date.

        Unless the applicable prospectus supplement indicates otherwise, we will pay the principal of and any premium and interest on the offered debt securities at the office of the paying agent or paying agents as we may designate for that purpose from time to time. Unless the applicable prospectus supplement indicates otherwise, the corporate trust office of the trustee in New York, New York will be our sole paying agent for payment for each series of debt securities. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. We are required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        Any moneys deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any offered debt securities which remain unclaimed at the end of two years after the applicable payment has become due and payable will be paid to us. The holder of that debt security, as an unsecured general creditor and not as a holder, thereafter may look only to us for the payment.

Redemption

        Any terms for the optional or mandatory redemption of the offered debt securities will be set forth in the applicable prospectus supplement. Except as otherwise provided in the applicable prospectus supplement with respect to debt securities that are redeemable at the option of the holder, the offered debt securities will be redeemable only upon notice by mail not less than 30 days nor more than 60 days prior to the redemption date. If less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by the securities registrar by the method as provided for in the terms of the particular series, or in the absence of any such provision, by such method of random selection as the security registrar deems fair and appropriate.

        Any notice of redemption at our option may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the redemption date, of money sufficient to pay the principal of and any premium and interest on the offered debt securities. If sufficient money has not been so received, the notice will be of no force and effect and we will not be required to redeem the debt securities.

Consolidation, Merger, Conveyance or Other Transfer

        Under the terms of the senior indenture and subordinated indenture, we may not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

  •
  the corporation formed by the consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia and assumes our obligations on the debt securities and under the applicable indenture;

  •
  immediately after giving effect to the transaction, no Event of Default (as defined below) shall have occurred and be continuing; and

  •
  we have delivered to the trustee an officer's certificate and an opinion of counsel as provided in the applicable indenture.

Events of Default

        Each of the following will constitute an "Event of Default" under the senior indenture and subordinated indenture with respect to any series of debt securities issued thereunder:

  •
  failure to pay any interest on any debt securities of that series within 60 days after the same becomes due and payable;

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  failure to pay principal of or premium, if any, on any debt securities of that series within three business days after the same becomes due and payable;

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  failure to perform or the breach of any of our other covenants or warranties in the applicable indenture (other than a covenant or warranty in the applicable indenture solely for the benefit of a series of debt securities issued pursuant to such indenture other than that series) for 60 days after written notice to us by the trustee, or to us and the trustee by the holders of at least 33% in principal amount of the outstanding debt securities of that series, as provided in the applicable indenture;

  •
  the occurrence of events of bankruptcy, insolvency or reorganization relating to us; and

  •
  any other Event of Default specified in the applicable prospectus supplement with respect to debt securities of a particular series.

        An Event of Default with respect to a series of debt securities may not necessarily constitute an Event of Default with respect to debt securities of any other series issued under the relevant indenture.

        If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the trustee or the holders of not less than 33% in principal amount of the outstanding debt securities of that series may declare the principal amount (or if the debt securities of that series are original issue discount securities, such portion of the principal amount thereof as may be specified in the applicable prospectus supplement) of all of the debt securities of that series to be due and payable immediately. However, if an Event of Default occurs and is continuing with respect to more than one series of debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding securities of all such series, considered as one class, may make the declaration of acceleration and not the holders of the debt securities of any one of such series. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

        Subject to the provisions of the senior indenture and the subordinated indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any holder, unless the holder has offered to the trustee reasonable security or indemnity. Subject to the provisions of the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series, considered as one class, will have this right, and not the holders of any one series of debt securities.

        No holder of debt securities of any series will have any right to institute any proceeding related to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  •
  the holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of that series;

  •
  the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee, and offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

  •
  the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after the notice, request and offer.

        Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the applicable indenture, the holder of any debt security issued thereunder will have the right, which is absolute and unconditional, to receive payment of the principal and any premium and interest on that debt security and to institute suit for enforcement of any payment, and that right will not be impaired without consent of that holder.

        We will be required to furnish to the trustee annually, not later than October in each year, a statement by an appropriate officer as to the officer's knowledge of our compliance with all conditions and covenants under the applicable indenture, such compliance to be determined without regard to any period of grace or requirement of notice under such indenture.

Right to Cure

        At any time after the declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and the declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

  •
  we have paid or deposited with the trustee a sum sufficient to pay:

  •
  all overdue interest, if any, on all debt securities of that series;

  •
  the principal of and premium, if any, on any debt securities of that series which have become due, otherwise than by that declaration of acceleration, and interest thereon at the rate or rates prescribed in the debt securities;

  •
  interest upon overdue interest, if any, at the rate or rates prescribed in the debt securities, to the extent payment of that interest is lawful; and

  •
  all amounts due to the trustee under the applicable indenture; and

  •
  any other Event of Default with respect to the debt securities of that series, other than the non-payment of the principal of the debt securities of that series which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

Modification and Waiver

        Without the consent of any holder of debt securities issued under relevant indenture, we and the trustee may enter into one or more supplemental indentures to such indenture for any of the following purposes:

  •
  to evidence the assumption by any permitted successor to us of our covenants under such indenture and the debt securities;

  •
  to add to our covenants or other provisions for the benefit of the holders of all or any series of outstanding debt securities or to surrender any right or power conferred upon us by such indenture;

  •
  to add any additional Events of Default with respect to all or any series of outstanding debt securities issued under the applicable indenture;

  •
  to change or eliminate any provision of the applicable indenture or to add any new provision to applicable indenture, provided that if the change, elimination or addition will adversely affect the interests of the holders of any series of debt securities in any material respect, that change, elimination or addition will become effective with respect to that series only when the consent of the holders of that series so affected has been obtained or when there is no outstanding debt security of that series under the applicable indenture;

  •
  to provide collateral security for the debt securities;

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  to establish the form or terms of any series of debt securities as permitted by the applicable indenture;

  •
  to provide for the authentication and delivery of bearer securities and coupons appertaining to the bearer securities representing interest, if any, on the bearer securities and for the procedures for the registration, exchange and replacement of those bearer securities and for giving of notice to, and the solicitation of the vote or consent of, the holders of those bearer securities and for any and all other matters incidental to the bearer securities;

  •
  to evidence and provide for the acceptance of appointment of a separate or successor trustee under the applicable indenture with respect to debt securities of one or more series and to add or to change any of the provisions of such indenture as will be necessary to provide for or to facilitate the administration of such indenture by more than one trustee;

  •
  to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of debt securities;

  •
  to change any place where:

  •
  the principal of and any premium and interest on any debt securities will be payable;

  •
  any debt securities may be surrendered for registration of transfer or exchange; or

  •
  notices and demands to or upon us in respect of the debt securities and indenture may be served; or

  •
  to cure any ambiguity, to correct or supplement any defective or inconsistent provision or to make or change any other provisions with respect to matters and questions arising under the applicable indenture, provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series issued under the applicable indenture may waive our compliance with some restrictive provisions of such indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under such indenture with respect to that series, except a default:

  •
  in the payment of principal, premium or interest; and

  •
  related to certain covenants and provisions of the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

        Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the senior indenture or subordinated indenture in such a way as to require changes to such indenture or the incorporation of additional provisions or so as to permit changes to, or the elimination of provisions which, at the date of such indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in such indenture, such indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect such amendment.

        Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series then outstanding under the applicable indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of such indenture pursuant to one or more supplemental indentures. However, if less than all of the series of outstanding debt securities are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding debt securities of all series so directly affected, considered as one class, will be required. Further, if the debt securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding debt securities of all tranches so directly affected, considered as one class, will be required.

        Without the consent of each holder of debt securities affected by the modification, no supplemental indenture may:

  •
  change the stated maturity of the principal of or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of the debt security;

  •
  reduce the rate of interest on the debt security (or the amount of any installment of interest thereon) or change the method of calculating the rate;

  •
  reduce any premium payable upon redemption of the debt security;

  •
  reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of maturity;

  •
  change the coin or currency (or other property) in which any debt security or any premium or the interest thereon is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

  •
  reduce the percentage in principal amount of the outstanding debt securities of any series, or any tranche thereof, required for the authorization of any such supplemental indenture, or required for the authorization of any waiver of compliance with any provision of the applicable indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

  •
  modify certain of the provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series, or any tranche thereof.

        In addition, no change can be made to the subordination provisions in the subordinated indenture without the consent of the all of the holders of senior debt. A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of debt securities or one or more tranches thereof, or modifies the rights of the holders of debt securities of that series or tranche with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of the debt securities of any other series or tranche.

        The senior indenture and subordinated indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture as of any date, or whether or not a quorum is present at a meeting of holders:

  •
  debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of such other obligor (unless we, the affiliate or the obligor own all securities outstanding under the applicable indenture, or all outstanding debt securities of each such series and each such tranche, as the case may be, determined without regard to this clause) will be disregarded and deemed not to be outstanding;

  •
  the principal amount of an original issue discount security that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof, as provided in the applicable indenture; and

  •
  the principal amount of a debt security denominated in one or more foreign currencies or a composite currency that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of the debt security (or, in the case of a debt security described in second bullet above, of the amount described in that clause).

        If we solicit from holders any request, demand, authorization, direction, notice, consent, election, waiver or other action, we may, at our option, by company order, fix in advance a record date for the determination of holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other action. If a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other action may be given before or after that record date, but only the holders of record at the close of business on the record date will be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other action, and for that purpose the outstanding debt securities will be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other action of a holder will bind every future holder of the same debt security and the holder of every debt security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security.

Defeasance

        Unless the applicable prospectus supplement otherwise indicates, any debt securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the debt securities will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent (other than us), in trust:

  (a)
  money in an amount which will be sufficient, or

  (b)
  eligible obligations (as described below), which do not contain provisions permitting the redemption or other prepaying at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with money, if any, deposited with or held by the trustee or the paying agent, will be sufficient, or

  (c)
  a combination of (a) and (b) which will be sufficient, to pay when due the principal of and any premium and interest due and to become due on the debt securities or portions thereof.

        For this purpose, unless the applicable prospectus supplement otherwise indicates, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

Resignation of Trustee

        The trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of the outstanding debt securities of a series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders of a majority in principal amount of the outstanding debt securities, if we have delivered to the trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the applicable indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the applicable indenture.

Notices

        Notices to holders of debt securities will be given by mail to the addresses of the holders as they appear in the security register.

Title

        We, the trustee and any agent of ours or the trustee may treat the person in whose name a debt security is registered as the absolute owner (whether or not the debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        Unless otherwise specified in the applicable prospectus supplement, the senior indenture, senior debt securities, subordinated indenture, and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the law of any other jurisdiction is mandatorily applicable.

Limitation on Suits

        Each of the senior indenture and subordinated indenture limit a holder's right to institute any proceeding with respect to such indenture, the appointment of a receiver or trustee, or for any other remedy under such indenture.

Maintenance of Properties

        A provision in each of the senior indenture and subordinated indenture provides that we will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all our properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and will cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements, all as, in our judgment, may be necessary so that the business carried on in connection therewith may be properly conducted. However, nothing in this provision will prevent us from discontinuing, or causing the discontinuance of the operation and maintenance of any of our properties if the discontinuance is, in our judgment, desirable in the conduct of our business.

Global Securities

        We may issue a series of debt securities offered by this prospectus, in whole or in part, in the form of one or more global securities, which will have an aggregate principal amount equal to that of the debt securities represented thereby.

        Unless it is exchanged in whole or in part for the individual debt securities it represents, a global security may be transferred only as a whole:

  •
  by the applicable depositary to a nominee of the depositary;

  •
  by any nominee to the depositary itself or another nominee; or

  •
  by the depositary or any nominee to a successor depositary or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement related to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements for our debt securities.

        Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement and will be deposited with the depositary or its nominee or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided in the applicable indenture.

        As long as the depositary, or its nominee, is the registered holder of the global security, the depositary or nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except in limited circumstances, owners of beneficial interests in a global security:

  •
  will not be entitled to have the global security or any of the underlying debt securities registered in their names;

  •
  will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

  •
  will not be considered to be the owners or holders under the indenture relating to those debt securities.

        All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing these debt securities. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, which institutions we refer to as the participants, and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effective only through, records maintained by the depositary and its participants. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the applicable trustee, nor any of our or the applicable trustee's agents will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to beneficial interests.

DESCRIPTION OF WARRANTS

        We may issue, either separately or together with other securities, warrants for the purchase of common stock, preferred stock or debt securities.

        The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement. Copies of the form of agreement for each warrant and the warrant certificate, if any (collectively, the "warrant agreements") and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

        The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

        The prospectus supplement relating to any warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

  •
  the offering price;

  •
  the currencies in which the warrants will be offered;

  •
  the designation, total principal amount, currencies, denominations and terms of the series of debt securities that may be purchased upon exercise of the warrants;

  •
  the total number of shares that may be purchased if all of the holders exercise the warrants and, in the case of warrants for the purchase of shares of preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise of the warrants;

  •
  the number of shares of preferred stock or common stock that may be purchased if a holder exercises any one warrant and the price at which and currencies in which the shares of preferred stock or common stock may be purchased upon exercise;

  •
  the designation and terms of any series of securities with which the warrants are being offered, and the number of warrants offered with each security;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related series of securities;

  •
  the date on which the right to exercise the warrants begins and expires;

  •
  the triggering event and the terms upon which the exercise price and the number of underlying securities that the warrants are exercisable into may be adjusted;

  •
  the procedures and conditions relating to the exercise of the warrants;

  •
  whether the warrants will be issued in registered or bearer form;

  •
  the identity of any warrant agent with respect to the warrants and the terms of the warrant agency agreement with that warrant agent;

  •
  a discussion of material U.S. federal income tax consequences; and

  •
  any other terms of the warrants.

        A holder of warrants may:

  •
  exchange them for new warrants of different denominations;

  •
  present them for registration of transfer, if they are in registered form; and

  •
  exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

        Until the warrants are exercised, holders of the warrants will not have any of the rights of holders of the underlying securities.

 DESCRIPTION OF RIGHTS

        We may issue rights to purchase our common stock or preferred stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

  •
  the date of determining the security holders entitled to the rights distribution;

  •
  the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

  •
  the exercise price;

  •
  the conditions to completion of the rights offering;

  •
  the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

  •
  any material United States federal income tax consequences.

        Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price set forth in the applicable prospectus supplement.

        If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

        Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

        We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under the other sections describing the securities offered by this prospectus, will apply to each unit and to any of such other securities included in each unit.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

 DESCRIPTION OF DEPOSITARY SHARES

        This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

        We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We will file the deposit agreement, including the form of depositary receipt, with the SEC either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K or other document incorporated by reference into this prospectus. You should read the deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

        We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this section as the "depositary." We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

        Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

        The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

        If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary's records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

        When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

        The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock.

Taxation

        Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

  •
  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

  •
  the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

  •
  the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

  •
  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

        We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

        Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

PLAN OF DISTRIBUTION

        We may sell the securities described in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

  •
  directly to investors, including through a specific bidding, auction, or other process;

  •
  to investors through agents;

  •
  directly to agents;

  •
  to or through brokers or dealers;

  •
  to the public through underwriting syndicates led by one or more managing underwriters;

  •
  in privately negotiated transactions;

  •
  to one or more underwriters acting alone for resale to investors or to the public;

  •
  in a registered direct offering; and

  •
  through a combination of any such methods of sale.

        Our common stock, preferred stock, or debt securities may be issued upon conversion of convertible preferred stock or debt securities. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

        If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

        Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        We may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        Any of the prices may represent a discount from the then prevailing market prices.

        We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters' obligations with respect to the auction.

        We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

        If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Any underwritten offering may be on a best efforts or firm commitment basis. In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        We, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

        We will provide in the applicable prospectus supplement (i) the identity of any underwriter, dealer or agent, (ii) any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, (iii) any discounts, concessions or commissions allowed by underwriters to participating dealers, (iv) the amounts underwritten; and (v) the nature of the underwriter's or underwriters' obligation to take the securities. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

        Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the NASDAQ Global Market, subject to official notice of issue. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Global Market. We may elect to list any series of preferred stock, warrants, rights, debt securities, units or depositary shares on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901.

EXPERTS

        The financial statements, the related financial statement schedule, and the effectiveness of internal control over financial reporting of Datalink Corporation, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, and have been so incorporated by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. When used in this prospectus, the term "registration statement" includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, we reference the registration statement. Statements in this prospectus concerning the contents of any contract or other document are not necessarily complete. In each instance, we refer and qualify our statements in all respects to the copy of the contract or other document filed with the SEC as an exhibit to the registration statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC. The information in this prospectus supersedes information that we have filed with the SEC prior to the date of this prospectus, and any information that we file subsequently with the SEC that is incorporated by reference will automatically update this prospectus. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

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  Quarterly Report on Form 10-Q for the three months ended March 31, 2013;

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  Current Reports on Form 8-K filed on February 19, 2013, March 21, 2013, May 23, 2013 and June 11, 2013;

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  the portions of our Definitive Proxy Statement on Schedule 14A for the 2013 annual meeting of shareholders that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

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  the description of our common stock contained in the Company's Registration Statement on Form 8-A filed on August 4, 1998, including any amendment or report filed for the purpose of updating this description.

        All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the sale of all of the securities covered by this prospectus shall also be deemed to be incorporated herein by reference (other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and will automatically update information in this prospectus.

        You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Datalink Corporation
10050 Crosstown Circle, Suite 500
Eden Prairie, Minnesota 55344
(952) 944-3462

3,300,000 Shares

Datalink Corporation

Common Stock

PROSPECTUS

Sole Book-Running Manager

Canaccord Genuity

Co-Managers

Craig-Hallum Capital Group	Needham & Company

August 8, 2013

       No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock of possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.